Exhibit 99.1

For Immediate

Release March 17, 2020

SUNNIVA INC. ANNOUNCES AMENDED TERMS OF THE PREVIOUSLY ANNOUNCED SALE

OF SUNNIVA MEDICAL INC. TO CANNAPHARMARX, INC.

VANCOUVER and KELOWNA, BC – March 17, 2020 – Sunniva Inc. (“Sunniva”, the “Company”, “we”, or “our”) (CSE:SNN, OTCQB:SNNVF) and CannaPharmaRx Canada Corp. (“CannaPharmaRx”), a subsidiary of CannaPharmaRx, Inc. (OTC Pink: CPMD) announced that they have amended the terms of the Share Purchase Agreement announced on June 11, 2019, as amended on October 2, 2019 and November 28, 2019, with respect to the sale of Sunniva Medical Inc. (“SMI”) to CannaPharmaRx (the “SMI Transaction”). Both parties have agreed to extend the outside date for closing of the SMI Transaction until March 31, 2020. In addition, prior to the amendment, the purchase price was to be settled with CAD $16.0 million in cash and a CAD $4.0 million promissory note. Following the amendment, the purchase price will be settled with CAD $12.9 million in cash and CAD $7.1 million through the issuance of 3,566,687 Series C Convertible, redeemable preferred shares of CannaPharmaRx. Following the settlement of indebtedness of SMI at closing and the mortgage on the Okanagan Falls property, including the previously received CAD $1.9 million in deposits, net cash proceeds at closing to Sunniva are expected to be approximately CAD $7.3 million. The Company and CannaPharmaRx continue to work as expeditiously as possible to get the SMI Transaction completed.

SMI is a wholly owned subsidiary of Sunniva and owns 1167025 B.C. Ltd. 1167025 B.C. Ltd. owns the Sunniva Canada Campus, which includes construction assets for a planned 759,000 square-foot greenhouse located on an approximately 114-acre property in Okanagan Falls, British Columbia.

For more information about the Company please visit: www.sunniva.com

For more information about CannaPharmaRx please visit: www.CannaPharmaRx.com.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Cautionary Note Regarding Forward-Looking Information or Statements (with respect to Sunniva)

This press release contains forward-looking information or statements. All statements that are or information which is not historical facts, including without limitation, statements regarding future estimates, plans, programs, forecasts, projections, objectives, assumptions, expectations or beliefs of future performance, statements regarding the closing of the SMI Transaction and the estimate of net cash proceeds from the SMI Transaction are “forward-looking information or statements”. Forward-looking information or statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. With respect to forward-looking information and statements contained herein, Sunniva has made numerous assumptions including, among other things, assumptions about general business and economic conditions. Such forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking information or statements. Such risks and uncertainties include, among others, the risk factors included in the Sunniva’s continuous disclosure documents available on www.sedar.com. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking information or statements. Although Sunniva has attempted to identify important risk factors that could cause actual actions, events or results to differ materially from those described in forward-looking information or statements, there may be other risk factors that cause actions, events or results to differ from those anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in forward-looking information or statements. Sunniva assumes no obligation to update any forward-looking information or statements, even if new information becomes available as a result of future events, new information or for any other reason except as required by law.

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Safe Harbor Statement (with respect to CannaPharmaRx)

This press release may contain forward looking statements vis-à-vis CannaPharmaRx which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on its common and preferred stock, statements related to its financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by CannaPharmaRx with the U.S. Securities and Exchange Commission (the “SEC”). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in CannaPharmaRx’s filings with the SEC. Among other matters, CannaPharmaRx may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general stock market conditions. Reference is hereby made to cautionary statements set forth in CannaPharmaRx’s most recent SEC filings. CannaPharmaRx has incurred and will continue to incur significant expenses in its expansion of its existing and new service lines, noting there is no assurance that CannaPharmaRx will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose CannaPharmaRx to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where it will be providing services, the impact of which cannot be predicted at this time.

Company Contacts:

Sunniva Inc.	CannaPharmaRx, Inc.
Dr. Anthony Holler	Attention: Richard Brown Ness Capital & Consulting
Chairman and Chief Executive Officer	rbrown@nesscc.com
Phone: (866) 786-6482	Phone: (978) 767-0048

Sunniva Investor Relations Contact:
Rob Knowles
VP Corporate Development
Phone: (587) 316-4319
Email: IR@Sunniva.com

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